                                                                   EXHIBIT 10.10

                                SERVICE AGREEMENT




                                     BETWEEN


                            IMPSAT COMUNICACOES LTDA.


                                       AND


                           360NETWORKS DO BRASIL LTDA.


                               FEBRUARY ___, 2001

                                TABLE OF CONTENTS



ARTICLE 1 DEFINITIONS........................................................................1

        1.01   Defined Terms.................................................................1
        1.02   Construction..................................................................4
ARTICLE 2 PROVISION OF THE CAPACITY..........................................................4

        2.01   Capacity Rights...............................................................4
        2.02   No Ownership Interest.........................................................5
        2.03   Description of Segments.......................................................5
        2.04   Power and Authority...........................................................5
        2.05   Shelters......................................................................5
        2.06   Completion of Construction....................................................5
        2.07   Specification of Equipment by 360americas.....................................6
ARTICLE 3 CONSIDERATION......................................................................6

        3.01   Amount of Total Fee...........................................................6
        3.02   Payment of Fee................................................................6
        3.03   Method of Payment.............................................................6
        3.04   Late Payment..................................................................6
        3.05   Disputed Amounts..............................................................6
        3.06   Indirect Taxes................................................................7
        3.07   Income Taxes..................................................................7
ARTICLE 4 ACCEPTANCE AND TESTING.............................................................8

        4.01   Acceptance Testing............................................................8
ARTICLE 5 TERM...............................................................................8

        5.01   Length of Term................................................................8
        5.02   Ownership of Impsat System....................................................8
ARTICLE 6 NETWORK ACCESS.....................................................................8

        6.01   Grant of Access...............................................................9
        6.02   Reimbursement; Scheduling.....................................................9
ARTICLE 7 MAINTENANCE AND REPAIR.............................................................9

        7.01   Capacity Maintenance..........................................................9
        7.02   Subcontracting................................................................9
ARTICLE 8 INDEMNIFICATION....................................................................9

        8.01   Indemnification by 360americas................................................9
        8.02   Indemnification by Impsat.....................................................9
        8.03   Notice........................................................................9
        8.04   Use Agreements...............................................................10
ARTICLE 9 LIABILITY.........................................................................10

        9.01   Limitation on Types of Damages...............................................10
        9.02   Disclaimer of Warranty.......................................................10
        9.03   Limitation on Amount of Damages..............................................11
        9.04   Limitation on Time for Claim.................................................11
        9.05   Survival.....................................................................11
ARTICLE 10 CONFIDENTIALITY..................................................................11

        10.01  Proprietary Information......................................................11
        10.02  Permitted Disclosure.........................................................12
        10.03  No Intellectual Property Transfer............................................12
        10.04  Internal Disclosures.........................................................12
        10.05  Public Announcements.........................................................12
        10.06  Survival.....................................................................12
ARTICLE 11 DEFAULT..........................................................................12

        11.01  Events of Default by 360americas.............................................12
        11.02  Remedies of Impsat Upon 360americas Event of Default.........................13
        11.03  Events of Default by Impsat..................................................13
        11.04  Remedies of 360americas Upon Impsat Event of Default.........................14
ARTICLE 12 TERMINATION......................................................................14

ARTICLE 13 FORCE MAJEURE....................................................................14

ARTICLE 14 ASSIGNMENT.......................................................................15

        14.01  Assignment by Impsat.........................................................15
        14.02  Assignment by 360americas....................................................15
        14.03  Binding Effect...............................................................16
        14.04  No Third Party Beneficiary...................................................16
ARTICLE 15 REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS..................................16

        15.01  Representations and Warranties of 360americas................................16
        15.02  Representations and Warranties of Impsat.....................................17
        15.03  Quiet Use and Enjoyment......................................................18
        15.04  Survival.....................................................................18
ARTICLE 16 NOTICES..........................................................................18

ARTICLE 17 GENERAL..........................................................................19

        17.01  Waiver.......................................................................19
        17.02  Governing Law................................................................19
        17.03  Expenses.....................................................................19
        17.04  Rules of Construction........................................................20
        17.05  Entire Agreement.............................................................20
        17.06  Relationship of the Parties..................................................20
        17.07  Severability.................................................................20
        17.08  Counterparts.................................................................21
        17.09  Further Assurances...........................................................21
        17.10  Translation..................................................................21

                                SERVICE AGREEMENT


              This SERVICE AGREEMENT (this "Agreement"), made and entered into as of February ___, 2001 (the "Effective Date") in the City of Sao Paulo, Brazil, is by and between Impsat Comunicacoes Ltda., a Brazil sociedade por quotas de responsabilidade limitada with head office at Avenida Eid Mansur, No. 666, Parque Sao George, Sao Paulo, SP, CNPJ no. 72.843.212/0001-41 ("Impsat"), and 360networks do Brasil Ltda., a Brazil sociedade por quotas de responsabilidade limitada with head offices at Av. Bernardino de Campos No. 98, 3(0) Andar, sala 23, Paraiso 04004-040 Sao Paulo, SP, CNPJ no. 04090.647/0001-02
("360americas") (and its branch offices).

                                    RECITALS


              WHEREAS, Impsat is duly authorized by the Brazilian National Telecommunications Agency - Anatel to render circuit and networks telecommunications services in Brazil; and

              WHEREAS, Impsat has acquired certain licenses to provide network telecommunications services in Brazil including: Servico Limitado Especializado, Submodalidade Redes Especializadas, Servico Limitado Especializado and Submodalidade Circuitos Especializados; and

              WHEREAS, 360americas desires to acquire from Impsat, and Impsat desires to provide to 360americas, Capacity Rights and certain Associated Services with respect thereto, on the Impsat System from Curitiba, Brazil to Rio de Janeiro, Brazil through the following major cities: Sao Paulo and Belo Horizonte, all as more specifically set forth on Exhibit A (such route, the "Route");

              NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

       1.01 Defined Terms. Unless otherwise defined in this Agreement, when used in this Agreement, the following terms shall have the following meanings:

              "Acceptance Date" means the date of 360americas' notice accepting the Segment or the date of 360americas' deemed acceptance if the Acceptance Testing for a Segment shows that the Segment meets industry standards and 360americas does not object to the results of the Acceptance Testing or fails to notify Impsat of any failure of such Segment to satisfy industry standards (which shall be the date of the Acceptance Testing); provided, however, that for the purposes of Section 13.03(A), such date shall be the date that 360americas receives test results demonstrating that the Segment meets industry standards.

              "Acceptance Testing" has the meaning set forth in Section 4.01.

              "Affiliate" means, with respect to any entity, any other entity controlled by or under common control with such entity; provided, however, that this definition shall not include any entity under common control with Impsat Fiber Networks, Inc., a Delaware corporation ("IFN"), but shall include any entities controlled by IFN. For purposes of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power (i) to vote 50.1% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managing members or (ii) to direct or cause the direction of the management and policies of a party, whether by contract or otherwise.

              "Agreement" has the meaning set forth in the preamble.

              "Ancillary Services Fee" means the price for the use of the Associated Services as set forth on Exhibit D.

              "Associated Services" means the tangible and intangible property needed for the use of the Capacity on the Impsat System to provide communications services, including but not limited to, the Shelters and Impsat's rights in all Underlying Rights.

              "Route" has the meaning set forth in the Recitals.

              "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Rio de Janeiro, Brazil, or New York, New York are authorized or required to close.

              "Cable" when used in this Agreement as a capitalized term means the fiber optic cable, the individual fibers contained therein, and the associated splicing connections, splice boxes, and vaults installed or to be installed by Impsat as part of the Impsat System. When not a capitalized term, cable means only the fiber optic cable together with the individual fibers contained therein.

              "Capacity" means [    ]* on the Impsat System as described on
Exhibit G [     ]*.

              "Capacity Fee" means the price for the Capacity Rights as set forth on Exhibit D.

              "Capacity Maintenance" has the meaning set forth in Section 7.01.

              "Capacity Maintenance Fee" has the meaning set forth in Section 7.02.

              "Capacity Rights" means an exclusive and indefeasible right of use or IRU in the Capacity Services and the Capacity, provided that the applicable IRUs granted hereunder do not provide 360americas with any ownership interest in or other rights to physical access to, control of, modification of, encumbrance in any manner except as expressly set forth in this Agreement.

------------------------------
* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

              "Capacity Services" means the services that Impsat will render to 360americas in order to provide the Capacity, all on the terms and conditions in this Agreement.

              "Connecting Point" has the meaning set forth in Section 6.01.

              "Dispute Account" has the meaning set forth in Section 3.05(A).

              "Effective Date" has the meaning set forth in the preamble.

              "Estimated Delivery Date" means, with respect to each Segment, the date set forth in Exhibit B with respect to such Segment, as any such date may be extended for and during (1) the period of any delay described in Article 19 and (2) a period equal to the duration of any 360americas Event of Default.

              "Impsat" has the meaning set forth in the preamble.

              "Impsat Event of Default" has the meaning set forth in Section 11.03.

              "Impsat System" means the fiber optic telecommunications system along the Impsat Route, constructed or to be constructed or acquired by Impsat and comprised of fiber optic cables, cable stations, node sites, telehouses, amplification/regeneration facilities and similar sites and facilities and other rights associated with the property and equipment utilized therein.

              "Income Taxes" means taxes imposed by any national, state, provincial or other governmental authority on the income of a party to a transaction contemplated by this Agreement, whether determined by reference to net income, gross income or otherwise, and shall include taxes imposed in lieu thereof. Such term shall not include Indirect Taxes.

              "Indirect Taxes" means transactional taxes imposed on any transaction contemplated by this Agreement and shall include, without limitation, any sales, use, excise, Value Added Taxes ("VAT"), Goods and Services Tax ("GST"), including but not limited to Tax on Distribution of Goods and Services of Telecommunications and Transportation ("ICMS"), Tax on Services ("ISS"), gross receipts, or any similar type tax imposed by any governmental or quasi-governmental authority but, unless stated specifically otherwise, shall not include any Income Taxes or Impositions. For the purposes of this Agreement, the term Indirect Taxes shall also include charges required or permitted by governmental or quasi-governmental authorities to collect from or pay to others in support of any statutory or regulatory programs, including but not limited to the Telecommunications Inspection Fund (Fundo de Fiscalizacao das Telecomunicacoes - FISTEL) and the Universal Service Fund (Fundo de Universalizacao dos Servicos de Telecomunicacoes - FUST) charge contemplated by Law No. 9.998 of August 17, 2000, as amended from time to time, or similar legislation under the laws of any national, supranational, state or other political subdivision or quasi-governmental authority.

              "Interest Rate" means [ ]* percent ([ ]*%) per annum, or if lower, the highest rate allowed by applicable law.

              "Payment Escrow Agreement" has the meaning set forth in Section 3.05(A).

              "Planned System Work Period" means a prearranged period of time reserved for performing certain work on any part of the Impsat System.

              "Proprietary Information" has the meaning set forth in Section 10.01.

              "Reais" means Brazilian Reais.

              "Shelters" has the meaning set forth in Section 2.05(A).

              "Segment" means the connections identified as separate segments as set forth on Exhibit B.

              "360americas" has the meaning set forth in the preamble.

              "360americas Event of Default" has the meaning set forth in
Section 11.01.

              "Telecommunication Authorizations" has the meaning set forth in
Section 8.01.

              "Term" has the meaning set forth in Section 5.01.

              "Total Fee" means the Capacity Fee and the Ancillary Services Fee.

              "Underlying Rights" has the meaning set forth in Section 8.01.

              "Underlying Rights Requirements" has the meaning set forth in
Section 9.01.

              "Use Agreements" has the meaning set forth in Section 10.04.

       1.02 Construction. Unless otherwise defined in this Agreement, all terms used in this Agreement which are commonly used in the terrestrial telecommunications industry shall have the meanings commonly given such terms in the industry.

                                    ARTICLE 2
                            PROVISION OF THE CAPACITY

       2.01 Capacity Rights. For each particular Segment delivered by Impsat to 360americas hereunder and with respect to which an Acceptance Date has occurred, effective as of the Acceptance Date of a Segment, Impsat shall grant to 360americas, and 360americas shall accept from Impsat, on the terms and subject to the covenants and conditions set forth in this Agreement:

------------------------
* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

              A. Capacity Rights for the Term and for the purposes described in this Agreement, along such Segment of the Route; and

              B. The right to collocate, as necessary, additional equipment for the Term and for the purposes described in this Agreement, in the Shelters along such Segment of the Route.

On each Acceptance Date with respect to a Segment, each party shall execute such documentation as the other reasonably may require to evidence such grant and acceptance.

       2.02 No Ownership Interest. The parties acknowledge and agree that the Capacity Rights to be provided by Impsat to 360americas do not imply any sharing of any infrastructure of any nature.

       2.03 Description of Segments. The Segments included in this Agreement and the Estimated Delivery Date for each Segment are set forth in Exhibit B.

       2.04 Power and Authority. Each party represents and warrants that it has the power and authority to perform its obligations under this Agreement.

       2.05   Shelters.

              A. Exhibit C sets forth the sites along the Route at which regeneration facilities and optical amplification facilities currently are located or are to be installed in accordance with the specifications set forth on Exhibit C and industry standards and practices in the country (collectively, the "Shelters") and the status of the Shelters sites as of the date of this Agreement.

              B. Associated Services shall include for 360americas the right to collocate additional equipment, subject to the terms of this Agreement, in each Shelter. 360americas acknowledges that the sites for the Shelters may be shared with Impsat and other entities, but that 360americas shall have exclusive access to its Shelters for its sole use.

              C. Upon reasonable prior notification to Impsat, 360americas (and its supplier and agents) shall be given a right to unescorted access to the Shelter sites to maintain the additional equipment and to add or upgrade equipment as it may consider necessary.

              D. Impsat shall provide the services set forth in Exhibit C for the Shelters including, without limitation, power, air conditioning, security and fire suppression.

       2.06 Completion of Construction. Impsat shall complete the construction and satisfactorily perform the Acceptance Testing of each of the Segments, including the provision of such Shelters on such Segment as are required to be provided pursuant to Section 2.05, by the applicable Estimated Delivery Date respecting such Segment.

       2.07 Specification of Equipment by 360americas. 360americas shall deliver to Impsat a list of equipment (the "Specified Equipment"), including without limitation, brand, model number, technical specifications and part numbers to be used by Impsat to activate the Capacity and instructions for installation, testing and operation of the Specified Equipment. The list of Specified Equipment shall be incorporated into this Agreement as Exhibit H.

                                   ARTICLE 3
                                  CONSIDERATION

       3.01 Amount of Total Fee. The Total Fee shall be the amount set forth in Exhibit D.

       3.02 Payment of Fee. In consideration for the granting of Capacity Rights hereunder by Impsat to 360americas, 360americas shall pay to Impsat a fee in the amount determined pursuant to Section 3.01 above payable in accordance with the following payment schedule:

              A.     [   ]* percent ([   ]*%) of the Total Fee within five (5)
                     Business Days after the Effective Date; and

              B.     [   ]* percent ([   ]*%) of the Capacity Fee allocable to
                     each Segment, as set forth in Exhibit D, within five (5) Business Days of the Acceptance Date for such Segment.

              C.     [   ]* percent ([   ]*%) of the Ancillary Services Fee
                     shall be payable based on Impsat's inspection, acceptance and payment for materials for the Associated Services, and
                     the remaining [   ]* percent ([   ]*%) of the Ancillary
                     Services Fee shall be payable within five (5) Business Days of the Acceptance Date of the applicable Segment containing such Associated Services.

       3.03 Method of Payment. All payments to be made to Impsat under this Agreement shall be made by wire transfer of immediately available funds to the account or accounts designated by Impsat.

       3.04 Late Payment. Except as set forth in Section 3.05, if either party fails to make any payment under this Agreement when due, such amount shall accrue interest from the date such payment is due until it is paid, such interest to be payable along with the amount due on the date the underlying payment is due, compounded monthly at a rate per annum equal to the Interest Rate.

       3.05   Disputed Amounts.

              A. In the event that 360americas has an objection to any payment obligation hereunder including Indirect Taxes pursuant to Section 3.06, 360americas shall promptly notify Impsat of such objection and such amount, and Impsat and 360americas shall make every reasonable effort to settle

----------------------------
* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

                     promptly the dispute concerning the payment(s) in question. In the event such dispute cannot be settled, Impsat and 360americas shall promptly execute and deliver a Payment Escrow Agreement substantially in the form of Exhibit E attached hereto (the "Payment Escrow Agreement"), with such changes as the Payment Escrow Agent may reasonably request, and 360americas will have the right to withhold payment of the disputed amount(s) so long as it deposits, in full, such disputed amount into the Dispute Account created pursuant to the Payment Escrow Agreement (the "Dispute Account").

              B. Provided such disputed amount is placed into the Dispute Account in a timely manner and 360americas has acted in good faith, 360americas shall not be deemed to be in breach of or in default for failing to pay Impsat.

              C. The Payment Escrow Agent will distribute the disputed amount in accordance with the terms of the Payment Escrow Agreement.

              D. In addition, the prevailing party shall be entitled to receive from the Dispute Account an amount equal to the interest earned by the Payment Escrow Agent on the distributed, disputed amount, which shall be distributed by the Payment Escrow Agent under clause (C) above. Impsat and 360americas will equally share the costs and expenses of the Payment Escrow Agent.

              E. 360americas shall make timely payments for that portion of any payments owed hereunder or such amount will accrue interest as set forth in Section 3.04 above.

       3.06 Indirect Taxes. The Capacity Fee, the Ancillary Services Fee, the Capacity Maintenance Fee and any other amounts due from and payable by 360americas under this Agreement are exclusive of any Indirect Taxes. Impsat shall be entitled to include on any invoice, and 360americas shall pay, any Indirect Tax lawfully imposed on any transaction contemplated by this Agreement. The Fees set forth in this Agreement do not include ICMS, and each invoice to 360americas must separately state ICMS.

       3.07 Income Taxes. Each party shall be responsible for its own Income Taxes. Except as set forth in this Section 3.07, all payments made by 360americas hereunder shall be made without any deduction or withholding for or on account of any Income Taxes, except where required by law. If 360americas is required by law to make any deduction or withholding from any payment due hereunder to Impsat, then, notwithstanding anything to the contrary contained in this Agreement, the gross amount payable by 360americas shall be increased so that, after any such deduction or withholding for Income Taxes, the net amount received by Impsat will not be less than Impsat would have received had no such deduction or withholding been required. This 'grossing-up' provision shall not apply (i) to the extent the deduction or withholding merely constitutes a prepayment of Impsat's income tax liability or (ii) to the extent such withholding results from an assignment by Impsat to a foreign Affiliate of Impsat.

                                   ARTICLE 4
                             ACCEPTANCE AND TESTING

       4.01 Acceptance Testing. Acceptance testing shall be conducted for each Segment pursuant to industry standard procedures for the applicable country ("Acceptance Testing").

                                   ARTICLE 5
                                      TERM

       5.01 Length of Term. The Capacity Rights with respect to each Segment hereunder shall become effective on the first day when both (a) the Acceptance Date with respect to such Segment has occurred and (b) Impsat has received payment in full of the Total Fee with respect to such Segment in accordance with
Article 3. Such grant shall extend with respect to such Segment, or portion thereof, for the periods set forth in Exhibit B (the "Term").

       5.02 Ownership of Impsat System. It is understood and agreed that Impsat must and does maintain legal title to the Impsat System subject to the grant of the Capacity Rights hereunder.

                                    ARTICLE 6
                                 NETWORK ACCESS

       6.01 Grant of Access. Impsat shall provide 360americas with access to, and 360americas shall have the right to connect 360americas' communications system with, the Capacity at the network access points at the Shelters and Telehouses and all splice points along the Impsat System (each such access point being referred to as a "Connecting Point"), provided such access does not physically or operationally interfere with, or present a risk of damage to, any portion of the Impsat System, including the equipment of Impsat or any of its customers thereon, or any of the Shelters. The specific locations of each such Connecting Point shall be in 360americas' space on 360americas' optical distribution frame (ODF), as determined by 360americas, subject to the Underlying Rights Requirements and 360americas having obtained any other required permits, authorizations and approvals necessary to permit such connection.

       6.02 Reimbursement; Scheduling. In order to schedule a connection of this type, 360americas shall request and coordinate such work not less than ninety (90) days in advance of the date the connection is requested to be completed unless otherwise agreed to in writing by the parties. In addition, Impsat shall prepare a proposal regarding the costs of the provision of such access which is reasonable compared to prevailing market prices and the parties shall agree on the price to be paid to Impsat for the provision of such services, which charges shall be reasonable in accordance with industry standards. Such work will be restricted to a Planned System Work Period, unless otherwise agreed to in writing by Impsat for specific projects. Subject to all applicable Underlying Rights Requirements, 360americas shall also be provided reasonable access by Impsat to any Connecting Point at all times.

                                   ARTICLE 7
                             MAINTENANCE AND REPAIR

       7.01 Capacity Maintenance. Beginning on the Acceptance Date with respect to any Segment, Impsat shall maintain the Capacity in accordance with industry standard procedures ("Capacity Maintenance").

       7.02 Subcontracting. In its sole discretion, Impsat may subcontract provisioning, testing, maintenance, repair, restoration, relocation, or other operational and technical services it is obligated to provide hereunder or may have the underlying facility owner or its contractor perform such obligations; provided, however, such contracting shall not relieve Impsat of any obligations under this Agreement.



                                   ARTICLE 8
                                 INDEMNIFICATION

       8.01   Indemnification by 360americas. Subject to the provisions of
Article 9, 360americas agrees to indemnify, defend, protect and hold harmless Impsat and its Affiliates, their respective employees, agents, officers and directors (the "Impsat Indemnitees"), from and against, and assumes all liability for, all costs, loss, damage, expense, liability, suits, actions, damages or claims of any character arising out of, related to, or in connection with (a) any physical damage to the Impsat System or injury to persons to the extent proximately caused by the acts or omissions of 360americas or its agents,
(b) 360americas' use of the Capacity Rights and/or the Impsat System, (c) any breach or violation by 360americas of applicable law or governmental regulation or other statute, rule or regulation issued by an applicable regulatory authority, or (d) arising out of or in connection with a contractual or other relationship between such claiming party and 360americas as it relates to 360americas' use of the Impsat System or this Agreement.

       8.02 Indemnification by Impsat. Subject to the provisions of Article 9, Impsat agrees to indemnify, defend, protect and hold harmless 360americas and its Affiliates, their respective employees, agents, officers and directors (the "360americas Indemnitees"), from and against, and assumes all liability for, all costs, loss, damage, expense, liability, suits, actions, damages or claims of any character arising out of, related to, or in connection with (a) any physical damage to the Impsat System or injury to persons to the extent proximately caused by the acts or omissions of Impsat or its agents, (b) Impsat's use of the Impsat System, (c) arising out of or in connection with any negligent acts or omissions of Impsat in the performance or non-performance of its obligations under this Agreement, or (d) any breach or violation by Impsat of applicable law or governmental regulation or other statute, rule or regulation issued by an applicable regulatory authority.

       8.03 Notice. Each party agrees to promptly notify the other party with notice of any claim that may result in an indemnification obligation hereunder. The indemnifying party may defend such claim with counsel of its own choosing, provided that no settlement or compromise of any such claim shall occur without the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed.

       8.04   Use Agreements. Notwithstanding the foregoing provisions of this
Article 8, to the extent Impsat is required under the terms and provisions of any easement, supply contract, agreement, right-of-way, lease or indefeasible right of use agreement relating to the granting of the Capacity Rights hereunder (collectively, the "Use Agreements"), to indemnify the grantor or provider thereof from and against any and all claims, demands, suits, judgments, liabilities, losses or expenses arising out of or related to such Use Agreements, regardless of the cause, 360americas hereby releases, and waives any claims against such grantor or provider from the same, regardless of whether such claims, suits, judgments, liabilities, losses or expenses arise from the sole or partial negligence or willful misconduct or other action or inaction of such grantor or provider or its employees, servants, agents, contractors, subcontractors or other persons using the property or asset covered by such Use Agreements.

                                   ARTICLE 9
                                    LIABILITY

       9.01 Limitation on Types of Damages. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, ARISING OUT OF, OR IN CONNECTION WITH SUCH PARTY'S PERFORMANCE OR FAILURE TO PERFORM ITS RESPECTIVE OBLIGATIONS OR BREACH OF ITS RESPECTIVE REPRESENTATIONS HEREUNDER, INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, PROFITS OR REVENUE, COST OF CAPITAL, COST OF RESTORATION (WHETHER ARISING OUT OF TRANSMISSION INTERRUPTIONS OR PROBLEMS, ANY INTERRUPTION OR DEGRADATION OF SERVICE OR OTHERWISE), OR CLAIMS OF CUSTOMERS, IN EACH CASE WHETHER OCCASIONED BY ANY CONSTRUCTION, RECONSTRUCTION, RELOCATION, REPAIR OR MAINTENANCE PERFORMED BY, OR FAILED TO BE PERFORMED BY, THE OTHER PARTY OR ANY OTHER CAUSE WHATSOEVER, WHETHER ARISING UNDER CONTRACT OR TORT, INCLUDING BREACH OF CONTRACT, BREACH OF WARRANTY, ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE, OR STRICT LIABILITY, ALL CLAIMS WITH RESPECT SUCH SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES ARE HEREBY SPECIFICALLY AND EXPRESSLY DISCLAIMED, EXCLUDED AND WAIVED.

       9.02 Disclaimer of Warranty. EXCEPT AS SET FORTH IN THIS AGREEMENT, IMPSAT MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE CAPACITY RIGHTS, THE CAPACITY OR THE SEGMENTS DELIVERABLE HEREUNDER, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. IT IS EXPRESSLY AGREED THAT IMPSAT'S SOLE OBLIGATION AND LIABILITY FROM A BREACH OF THIS AGREEMENT AND 360AMERICAS' EXCLUSIVE REMEDIES FOR ANY CAUSE WHATSOEVER (INCLUDING WITHOUT LIMITATION LIABILITY ARISING FROM NEGLIGENCE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, UNDER ANY THEORY OF LAW OR EQUITY ARE LIMITED TO THOSE SET FORTH IN ARTICLES 8 AND 11, AND ALL OTHER RIGHTS AND REMEDIES OF 360AMERICAS, INCLUDING (WITHOUT LIMITATION) ANY THAT MIGHT OTHERWISE APPLY UNDER ANY UNIFORM

COMMERCIAL CODE OR SIMILAR LAW OF ANY KIND, ARE EXPRESSLY EXCLUDED, DISCLAIMED AND WAIVED. IMPSAT MAKES NO WARRANTY, EXPRESS OR IMPLIED, TO ANY PERSON OR ENTITY OTHER THAN 360AMERICAS OR ITS AFFILIATES CONCERNING THE IMPSAT SYSTEM.

       9.03 Limitation on Amount of Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT IN AN AGGREGATE AMOUNT THAT EXCEEDS THE TOTAL FEE; PROVIDED, HOWEVER, THAT THE LIMITATION OF THIS SECTION
9.03 SHALL NOT APPLY TO ANY LOSS OR DAMAGE CAUSED BY THE WILLFUL MISCONDUCT OF EITHER PARTY.

       9.04 Limitation on Time for Claim. The parties expressly agree that no claim for losses or damages whatsoever in connection with this Agreement or a claim for indemnity under the provisions of Article 8 shall be made more than two (2) years after the date that the event giving rise to such claim is known or reasonably should have been known to the party making such claim.

       9.05 Survival. The provisions of this Article 9 shall survive expiration or termination of this Agreement.

                                   ARTICLE 10
                                 CONFIDENTIALITY

       10.01  Proprietary Information.

              A. Impsat and 360americas hereby agree that if either party provides (or, prior to the execution hereof, has provided) confidential or proprietary information to the other party that is identified as proprietary or confidential or is clearly of such a nature ("Proprietary Information"), such Proprietary Information shall be held in confidence, and the receiving party shall afford such Proprietary Information the same care and protection as it affords generally to its own confidential and proprietary information (which in any case shall be not less than reasonable care) in order to avoid disclosure to or unauthorized use by any third party.

              B. As used in this Agreement, Proprietary Information shall mean any and all technical or business information furnished, in whatever form or medium, or disclosed by either party including, but not limited to, product or service specifications, prototypes, computer programs, models, drawings, marketing plans, financial data, and personnel statistics.

              C. All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing party, shall be used by the receiving party only for the intended purpose, and such written Proprietary Information, including all copies thereof, shall be returned to the disclosing party or destroyed after the receiving party's need for it has expired or upon the request of the disclosing party. Proprietary Information shall not be reproduced except to the extent necessary to accomplish the purpose and intent of this Agreement, or as otherwise may be permitted in writing by the disclosing party.

       10.02 Permitted Disclosure. The foregoing provisions of Section 10.01 shall not apply to any Proprietary Information which (a) becomes publicly available other than through the recipient hereunder; (b) is required to be disclosed by a governmental or judicial law, order, rule or regulation or the rules of any securities exchange or NASDAQ, provided that the party availing itself of this exception has used commercially reasonable efforts to avoid or limit such disclosure; (c) becomes available to the disclosing party without restriction from a third party without an obligation to keep confidential such Proprietary Information; or (d) becomes relevant to the settlement of any dispute or enforcement of either party's rights under this Agreement in accordance with the provisions of this Agreement, in which case appropriate protective measures shall be taken to preserve the confidentiality of such Proprietary Information as fully as possible within the confines of such settlement or enforcement process. If any Proprietary Information is required to be disclosed pursuant to the foregoing clause (b), the party required to make such disclosure shall promptly inform the other party of the requirements of such disclosure.

       10.03 No Intellectual Property Transfer. Nothing in this Agreement shall be construed as granting any right or license under any trademarks, copyrights, inventions, patents or other intellectual property now or hereafter owned or controlled by either party.

       10.04 Internal Disclosures. Notwithstanding Sections 10.01 and 10.02, either party may disclose Proprietary Information to its employees, agents, and legal, financial, and accounting advisors and providers (including its lenders and other financing sources) to the extent necessary or appropriate in connection with the negotiation and/or performance of this Agreement or its obtaining of financing, provided that each such party is notified of the confidential and proprietary nature of such Proprietary Information and is subject to or agrees to be bound by similar restrictions on its use and disclosure.

       10.05 Public Announcements. All media releases, public announcements, and public disclosures relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements, shall be coordinated with and shall be subject to approval by both parties prior to release.

       10.06 Survival. The provisions of this Article 10 shall survive expiration or termination of this Agreement.

                                   ARTICLE 11
                                     DEFAULT

       11.01 Events of Default by 360americas. The happening of any one or more of the following listed events (a "360americas Event of Default") shall constitute a breach of this Agreement by 360americas:

              A. If 360americas fails to pay Impsat any amounts owed hereunder (except as set forth in Section 3.05), including, without limitation, payment of any portion of the Total Fee and the Capacity Maintenance Fee,
                     and does not cure such non-payment within [   ]* days after
                     written notice of the same.

              B.     If 360americas breaches any of its material nonpayment
                     obligations and fails to cure such breach within [   ]*
                     days of written notice thereof by Impsat; provided, however, that where such failure cannot reasonably be cured
                     within such [   ]*-day period and is susceptible to
                     cure, if 360americas shall proceed promptly to cure the same and prosecute such cure with due diligence, the time for curing such failure shall be extended for such period of time as may be necessary to complete such cure, up to a
                     maximum of [   ]* days.

              C. If 360americas files a petition in bankruptcy, concordata, makes an assignment for the benefit of creditors, is adjudicated insolvent or bankrupt, petitions or applies for a receiver or trustee for a substantial part of its property, commences any proceeding under any reorganization arrangement, dissolution or liquidation law or statute of any jurisdiction, or if there is commenced against the other party any such proceeding which has not been dismissed 120 days after commencement.

       11.02 Remedies of Impsat Upon 360americas Event of Default. Subject to the limitations of Article 9, upon any 360americas Event of Default, Impsat may
(a) take such action as it determines, in its sole discretion, to be necessary to correct the default, (b) pursue any remedies it may have under this Agreement or applicable law, (c) upon 10 days written notice specifying the intention to terminate this Agreement, terminate this Agreement in its entirety, unless 360americas has paid all amounts due in respect of the Total Fee, in which case Impsat shall not be entitled to terminate this Agreement in its entirety and shall only be entitled to terminate the portions of this Agreement relating to the provision of the Maintenance Services and/or to the remedies set forth in clauses (a) and (b) above.

       11.03 Events of Default by Impsat. The happening of any one or more of the following listed events (an "Impsat Event of Default") shall constitute a breach of this Agreement by Impsat:

              A.     If the Acceptance Date for any Segment does not occur
                     within [   ]* days after the Estimated Delivery Date with
                     respect to such Segment.

              B.     If Impsat breaches any of its other material obligations
                     and fails to cure such breach within [   ]* ([   ]*) days
                     of written notice thereof by 360americas; provided, however, that where such failure cannot reasonably be cured
                     within such [   ]* ([   ]*)-day period and is susceptible
                     to cure, if Impsat shall proceed promptly to cure the same and prosecute such cure with due diligence, the time for curing such failure


----------------------------
* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

                     shall be extended for such period of time as may be
                     necessary to complete such cure, up to a maximum of [   ]*
                     days.

              C. If Impsat files a petition in bankruptcy, concordata, makes an assignment for the benefit of creditors, is adjudicated insolvent or bankrupt, petitions or applies for a receiver or trustee for a substantial part of its property, commences any proceeding under any reorganization arrangement, dissolution or liquidation law or statute of any jurisdiction, or if there is commenced against the other party any such proceeding which has not been dismissed 120 days after commencement.

       11.04 Remedies of 360americas Upon Impsat Event of Default. Subject to the limitations of Article 9, upon an Impsat Event of Default, 360americas may
(a) upon 10 days written notice specifying the intention to terminate this Agreement, terminate this Agreement in its entirety and/or (b) pursue the specific remedies it may have under this Agreement or applicable law; provided, however, that in the event any Segment is not completed and not available to be accepted by 360americas on or before the Estimated Delivery Date with respect to such Segment, the sole remedy of 360americas under this Agreement shall be the right to terminate this Agreement.

                                   ARTICLE 12
                                   TERMINATION

              This Agreement shall become effective on the date hereof and, unless earlier terminated pursuant to Article 11 above, shall terminate on the date when all the Terms of the Segments shall have expired or terminated. Upon the expiration of the Term with respect to any Segment or other termination of this Agreement, the granting of the Capacity Rights with respect to such Segment shall immediately terminate and all rights of 360americas to use the Impsat System, the Associated Services or any part thereof relating to such Segment, shall cease and Impsat shall have no further obligations to 360americas with respect to such Segment. Promptly thereupon, 360americas shall remove all of 360americas' electronics, equipment, and other 360americas property from such Segment and any related Impsat facilities at 360americas' sole cost, under Impsat's supervision. 360americas shall repair such Segment to its original condition before the installation of such equipment and property. Notwithstanding the foregoing, no termination or expiration of this Agreement shall affect the rights or obligations of any party hereto (a) with respect to any then existing defaults or the obligation to make any payment hereunder for services rendered prior to the date of termination or expiration, and (b) with respect to those provisions of this Agreement that are expressly provided in this Agreement to survive such termination.

                                   ARTICLE 13
                                  FORCE MAJEURE

              Neither party shall be in default under this Agreement if and to the extent that any failure or delay in such party's performance of one or more of its obligations hereunder is caused by any of the following conditions, and such party's performance of one or more of its obligations shall be excused and extended for and during the period of any such delay: act of

God; weather; fire; material failures, shortages or unavailability or other delay in delivery (except for fiber or fiber cable) not resulting from the responsible party's failure to timely place orders therefor; lack of or delay in transportation; government or quasi-governmental codes, ordinances, laws, rules, regulations or restrictions; war or civil disorder; strikes or other labor disputes; permitting delays beyond the reasonable control of such party; or any other cause beyond the reasonable control of such party. The party claiming relief under this Article 15 shall notify the other in writing as soon as reasonably practicable after the force majeure event, but in any event, no later than thirty (30) days, of the existence of the event relied on and promptly of the cessation or termination of said event, and the party claiming relief shall exercise reasonable commercial efforts to minimize the time of any such delay. The unavailability or shortages of, or delays in delivery of, fiber, cable or other materials, standing alone, shall not constitute a force majeure event. As of the Effective Date of this Agreement, neither party is aware of any force majeure event.

                                   ARTICLE 14
                                   ASSIGNMENT

       14.01 Assignment by Impsat. Except as provided in this Section 14.01 and 14.02, Impsat shall not assign, encumber or otherwise transfer this Agreement or all or any portion of its rights or obligations hereunder to any other party without the prior written consent of 360americas (which consent may be withheld in 360americas' sole discretion). Notwithstanding the foregoing, and subject to the provisions of this Article 14, Impsat shall have the right, without 360americas' consent, to (a) subcontract any of its construction, maintenance or testing obligations hereunder, or (b) assign or otherwise transfer this Agreement in whole or in part (1) to any Affiliate of Impsat or (2) to any corporation or other entity into which Impsat and its Affiliates may be merged or consolidated or which purchases all or substantially all of the stock or assets of Impsat and its Affiliates; provided that the assignee or transferee in any such circumstance shall continue to be subject to all of the provisions of this Agreement, including without limitation, this Section 14.01. Promptly following any such permitted assignment or transfer, Impsat shall give 360americas written notice identifying the assignee or transferee. In the event of any permitted partial assignment of any rights hereunder, Impsat shall remain the sole point of contact with 360americas. No permitted partial or complete assignment shall release or discharge Impsat from its duties and obligations hereunder.

       14.02 Assignment by 360americas. Except as provided below, 360americas shall not assign, encumber or otherwise transfer this Agreement or all or any portion of its rights or obligations hereunder to any other party without the prior written consent of Impsat (which consent, prior to payment of the Total Fee hereunder, may be withheld in Impsat's sole discretion, and after such payment, may not be unreasonably withheld). 360americas shall have the right, without Impsat's consent, to assign or otherwise transfer this Agreement (1) in whole or in part, as collateral to any institutional lender to 360americas (or institutional lender to any permitted transferee or assignee of 360americas subject to the prior rights and obligations of the parties hereunder), (2) in whole or in part, to any Affiliate of 360americas, (3) in whole but not in part, to any other corporation or other entity into which 360americas and its Affiliates may be merged or consolidated or which purchases all or substantially all of the stock or assets of 360americas and its Affiliates; provided, however, that the assignee or transferee in any such circumstance shall continue to be subject to all of the provisions of this Agreement (except that any lender referred to in clause (1) above shall not incur any obligations under this Agreement, nor shall it be restricted from exercising any right of enforcement or foreclosure with respect to any related security interest or lien, so long as the purchaser in foreclosure is subject to the provisions of this Agreement, including, without limitation, this Section 14.02. Promptly following any such assignment or transfer, 360americas shall give Impsat written notice identifying the assignee or transferee. In the event of any permitted partial assignment of any rights hereunder, 360americas shall remain the sole party and point of contact with Impsat hereunder. No permitted partial or complete assignment shall release or discharge 360americas from its duties and obligations hereunder. Impsat acknowledges and agrees that 360americas intends to collaterally assign its interest in this Agreement to its institutional lenders.

       14.03 Binding Effect. This Agreement and each of the parties' respective rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective permitted successors and assigns.

       14.04  No Third Party Beneficiary. Except as otherwise provided in this
Article 14, nothing in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right under or with respect to this Agreement or any provision of this Agreement.

                                   ARTICLE 15
                 REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS

       15.01 Representations and Warranties of 360americas. 360americas represents and warrants as follows:

              A. 360americas is a sociedade por quotas de responsabilidade limitada duly incorporated, validly existing and in good corporate standing under the laws of its jurisdiction of incorporation.

              B. 360americas has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Such execution, delivery and performance have been duly authorized by all necessary corporate action on the part of 360americas. This Agreement has been duly executed and delivered by 360americas and constitutes the valid and legally binding obligation of 360americas enforceable against 360americas in accordance with its terms.

              C. Neither the execution and delivery of this Agreement nor the performance or consummation of the transactions contemplated hereunder will cause 360americas to be in violation of (i) its governing documents or any agreement by which it is bound or to which it is subject, or, (ii) to the knowledge of 360americas, any law or regulation to which it is subject.

              D. To the knowledge of 360americas, no material consent, order, approval or authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by 360americas of the Agreement and the consummation of the transactions contemplated hereby.

              E. There is no action, suit, proceeding or investigation pending or, to the best knowledge of 360americas, threatened, against or affecting 360americas or its properties, assets or business, in any court or before or by any governmental department, board, agency or instrumentality, or any arbitrator, that materially affects or impairs 360network's ability to enter into this Agreement, or to consummate the transactions contemplated hereby.

       15.02 Representations and Warranties of Impsat. Impsat represents and warrants as follows:

              A. Impsat is a sociedade por quotas de responsabilidade limitada duly incorporated, validly existing and in good corporate standing under the laws of its jurisdiction of incorporation.

              B. Impsat has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Such execution, delivery and performance have been duly authorized by all necessary corporate action on the part of Impsat. This Agreement has been duly executed and delivered by Impsat and constitutes the valid and legally binding obligation of Impsat enforceable against Impsat in accordance with its terms.

              C. Neither the execution and delivery of this Agreement nor the performance or consummation of the transactions contemplated hereunder will cause Impsat to be in violation of (i) its governing documents or any agreement by which it is bound or to which it is subject, or (ii) to the knowledge of Impsat, any law or regulation to which it is subject, or (iii) any agreement, license, permit or other authorization with respect to the underlying rights necessary for the construction and installation of the Impsat System, or occupancy of the rights of way, or to otherwise perform Impsat's obligations under this Agreement, including without limitation the grant of the Capacity Rights.

              D. To the knowledge of Impsat, no material consent, order, approval or authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Impsat of any of the Agreement and the consummation of the transactions contemplated hereby.

              E. There is no action, suit, proceeding or investigation pending or, to the best knowledge of Impsat, threatened, against or affecting Impsat or its properties, assets or business, in any court or before or by any governmental department, board, agency or instrumentality, or any arbitrator, that materially affects or impairs Impsat's ability to enter into this Agreement, or to consummate the transactions contemplated hereby.

       15.03 Quiet Use and Enjoyment. So long as no 360americas Event of Default is continuing, 360americas shall be entitled to quiet use and enjoyment of the Capacity Rights granted hereunder free from interference by Impsat or any person other than any person claiming through 360americas. In addition to any other warranties in this Agreement, Impsat further represents and warrants that
[     ]*; provided 360americas shall keep any and all parts of the Impsat System free from any liens, rights or claims of any third party attributable to 360americas.

       15.04 Survival. The foregoing representations and warranties shall survive the execution and delivery of this Agreement.

                                   ARTICLE 16
                                     NOTICES

              All notices and communications concerning this Agreement shall be addressed to the other party as follows:

                     If to Impsat:

                     Impsat Comunicacoes Ltda.
                     Avenida Eid Mansur, No. 666
                     Parque Sao George, Cotia
                     Sao Paulo, Brazil
                     Attention: General Manager

                     with a copy to:

                     Impsat S.A.
                     Alferez Pareja 256 (1107)
                     Buenos Aires, Argentina
                     Fax: 54 (114) 4363-3758
                     Attention: Alexander F. Rivelis

                     with a copy to:

                     Latham & Watkins
                     1001 Pennsylvania Avenue
                     Washington, DC 20004
                     Fax: (202) 637-2201
                     Attention: James R. Hanna

                     If to 360americas:

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

                     360networks do Brasil Ltda.
                     Av. Bernardino de Campos No. 98
                     3(0) Andar, Sala 23
                     Paraiso
                     04004-040 Sao Paulo, SP
                     Brazil
                     Fax: 55(11) 3889-0569

                     with a copy to:

                     360networks do Brasil Ltda.
                     c/o 360networks inc.
                     1066 West Hastings Street, Suite 1500
                     Vancouver, British Columbia V6E 3XI
                     Canada
                     Fax: (604) 648-7747
                     Attention:  Vice President and General Counsel

                     360networks do Brasil Ltda.
                     c/o 360networks (USA) inc.
                     13900 Lincoln Park Drive
                     Suite 230
                     Herndon, VA  20171
                     Fax: (571) 203-6566
                     Attention:  Legal Counsel

or at such other address as either party may designated from time to time in writing to the other party.

              Notices shall be hand delivered or sent by commercial overnight delivery service, and shall be deemed served or delivered to the addressee or its office when actually received or refused.

                                   ARTICLE 17
                                     GENERAL

       17.01 Waiver. No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any privilege, right or power hereunder preclude further exercise of any privilege, right or power hereunder.

       17.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Brazil.

       17.03 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of its representatives.

       17.04  Rules of Construction.

              A. The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. All words used in this Agreement will be construed to be of such gender or number as the context requires.

              B. Unless expressly defined in this Agreement, words having well known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

              C. This Agreement has been fully negotiated between and jointly drafted by the parties.

              D. All actions, activities, consents, approvals and other undertakings of the parties in this Agreement shall be performed in a reasonable and timely manner. Except as specifically set forth in this Agreement, for the purpose of this Agreement, the standards and practices of performance within the telecommunications industry in the relevant market shall be the measure of a party's performance.

       17.05 Entire Agreement. This Agreement and all other related documents executed in connection herewith constitute the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements relating to the subject matter hereof. The Exhibits referred to in this Agreement are integral parts hereof and are hereby made a part of this Agreement; provided, however, that to the extent that any of the provisions of any Exhibit hereto are inconsistent with the express terms of this Agreement, the terms of this Agreement shall prevail. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party and delivered to the party relying on the writing.

       17.06 Relationship of the Parties. The relationship between 360americas and Impsat shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including, but not limited to federal income tax purposes.

       17.07 Severability. If any term, covenant or condition contained in this Agreement is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The parties further agree that if any provision contained in this Agreement is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this